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                                                                    EXHIBIT 10.2


                       EMPLOYEE BENEFIT MATTERS AGREEMENT

         THIS EMPLOYEE BENEFIT MATTERS AGREEMENT (this "Agreement") is made as of this 18th day of September, 1998 by and between FORWARD AIR CORPORATION, a Tennessee corporation f/k/a Landair Services, Inc. ("FAF"), and LANDAIR CORPORATION, a Tennessee corporation ("LAC").

                                    RECITALS

         WHEREAS, FAF is the holder of all of the issued and outstanding shares of common stock, $.01 par value per share, of LAC (the "LAC Common Stock");

         WHEREAS, the employees of LAC and its Subsidiaries are covered by various employee benefit plans sponsored by FAF which are limited to employees of FAF and its Subsidiaries;

         WHEREAS, the Board of Directors of FAF has determined that it is advisable and in the best interests of FAF, its shareholders and LAC to distribute (the "Distribution") all of the outstanding shares of LAC Common Stock on a pro rata basis to the holders of the common stock, $.01 par value per share, of FAF (the "FAF Common Stock"), so that after such Distribution, LAC will be an independent public company; and

         WHEREAS, FAF and LAC have agreed to enter into this Agreement to provide for the allocation of certain assets and liabilities and certain other matters relating to employees, employee benefit plans and compensation arrangements;

         NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings, such meanings to be equally applicable to both the singular and plural forms of the terms defined:

         CURRENT PLAN YEAR - The plan year or fiscal year, to the extent applicable with respect to any Plan, during which the Distribution occurs.

         CUT-OFF DATE - The date immediately preceding the Distribution Date.

         DISTRIBUTION AGREEMENT - The Distribution Agreement entered into between FAF and LAC dated the same date as this Agreement and governing the terms and conditions of the Distribution.


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         ERISA - The Employee Retirement Income Security Act of 1974, as
amended, or any successor legislation thereto, and the rules and regulations thereunder.

         FAF EMPLOYEE - Any person employed by FAF or a Subsidiary of FAF immediately prior to the Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment) who is not an LAC Employee.

         FAF OPTION - An option to purchase shares of FAF Common Stock granted pursuant to the Amended and Restated Stock Option and Incentive Plan of FAF, the Non-Employee Director Option Plan of FAF or the Non-Employee Director Award of FAF.

         LAC EMPLOYEE - Any person employed by LAC or a Subsidiary of LAC immediately prior to the Distribution (including, without limitation, those who are actively employed or on lay-off, leave, short-term or long-term disability or other permitted absence from employment), and any person who is employed by FAF or any of its Subsidiaries (other than by LAC or a Subsidiary of LAC) immediately prior to the Distribution and who is identified on the attached
SCHEDULE 1 hereto.

         LAC INDIVIDUALS - Any individual who (a) is an LAC Employee, or (b) is a beneficiary of any individual specified in clause (a).

         LAC PARTICIPANT - LAC Employees and their respective beneficiaries.

         PLAN - Any plan, policy, arrangement, contract or agreement providing compensation benefits for any group of Employees or former employees, or any individual Employee or former employee, or the dependents or beneficiaries of any such Employee or former employee, whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not required, pursuant to which any benefit is provided by an employer to any Employee or former employee or the beneficiaries of any such Employee or former employee. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by FAF prior to the Distribution Date or by FAF or LAC after the Distribution Date relating to settlement of actual or potential employee related litigation claims.

         SERVICE CREDIT - The period taken into account under any Plan for purposes of determining length of service to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

         SUBSIDIARY - A corporation that is a member of a controlled group of corporations, within the meaning of Internal Revenue Code Section 1563, with FAF or with LAC, except that LAC and its Subsidiaries shall not be treated as Subsidiaries of FAF.


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         TERMINEES - Any individual formerly employed by FAF or any Subsidiary of FAF who terminated such employment prior to the Distribution Date, including but not limited to any FAF employee who has retired prior to the Distribution Date.

         WELFARE PLAN - An employee welfare benefit plan as defined in Section 3(1) of ERISA, including, without limitation, medical, vision, dental and other health plans, retiree health plans, life insurance plans, retiree life insurance plans, accidental death and dismemberment plans, long-term disability plans and severance pay plans.

                                   ARTICLE II
                           SEPARATION OF BENEFIT PLANS

         2.1 EMPLOYMENT OF LAC EMPLOYEES. LAC shall employ or continue to employ, effective as of the Distribution Date, all LAC Employees. Subject to the terms and conditions of, except as otherwise provided in, this Agreement, effective as of the Distribution Date, LAC shall provide LAC Employees with terms and conditions of employment, including without limitation, employee benefits and other perquisites, that are substantially similar to those provided to LAC Employees immediately prior to the Distribution Date. However, nothing contained in this Agreement shall impair LAC's ability to make such reasonable changes in such terms and conditions of employment following the Distribution as LAC may deem to be necessary or appropriate for the operation of LAC.

         2.2 SEPARATE RESPONSIBILITIES. FAF and LAC agree that FAF shall have sole responsibility for its employee benefit plans, arrangements and policies for employees of FAF and its Subsidiaries and that LAC shall have sole responsibility for its employee benefit plans, arrangements and policies for LAC Employees. FAF and LAC intend that, to the extent possible, LAC Employees shall look solely to LAC and its Plans, arrangements and policies for the provision of employee benefits, and that employees of FAF and its Subsidiaries shall look solely to FAF and its Plans, arrangements and policies for the provision of employee benefits.

                                   ARTICLE III
                            RETIREMENT SAVINGS PLANS

         3.1 FAF RETIREMENT SAVINGS PLAN.

         (a) Effective as of the Distribution Date, FAF shall continue sponsorship of the FAF Retirement Savings and Investment Plan (the "FAF 401(k) Plan") for all FAF Employees and Terminees.

         (b) On or before the Distribution, LAC shall take, or cause to be taken, all action necessary and appropriate to establish and administer a new plan named the Landair Corporation Retirement Savings and Investment Plan (the "LAC 401(k) Plan") and to provide benefits thereunder after the date of the establishment of such plan for all participants in or otherwise entitled to benefits

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under the FAF 401(k) Plan. The LAC 401(k) Plan shall provide for the same employer contribution formula for LAC Employees as the FAF 401(k) Plan provides as of the Distribution Date. The LAC 401(k) Plan shall be intended to qualify for tax-favored treatment under Sections 401(a) and 401(k) of the Code and to be in compliance with the requirements of ERISA.

         (c) As soon as practicable after the date of the establishment of LAC 401(k) Plan, FAF shall cause the trustees of the FAF 401(k) Plan to transfer to the trustee or other funding agent of the LAC 401(k) Plan the amounts (in cash, securities, other property or a combination thereof) representing the account balances of all LAC Individuals, said amounts to be established as account balances or accrued benefits of such individuals under the LAC 401(k) Plan. Each such transfer shall comply with Section 414(l) of the Code and the requirements of ERISA and the regulations promulgated thereunder. LAC agrees to cause the trustees or other funding agent of the LAC 401(k) Plan to accept the plan-to-plan transfer from the FAF 401(k) Plan trustees, and to credit the accounts of such LAC Individuals under the LAC 401(k) Plan with amounts transferred on their behalf. Notwithstanding the foregoing, FAF and LAC agree that if, subsequent to such transfer of account balances to the LAC 401(k) Plan, a subsequent audit or other review establishes that additional funds should be transferred to the LAC 401(k) Plan from the FAF 401(k) Plan, or that funds should be returned from the LAC 401(k) Plan to the FAF 401(k) Plan, both parties shall take all appropriate steps to effectuate the required transfer between the trusts maintained for such plans.

         (d) FAF shall provide LAC, as soon as practicable after the date of the establishment of the LAC 401(k) Plan (with the cooperation of LAC to the extent that relevant information is in the possession of LAC or an LAC Subsidiary) with a list of LAC Individuals who, to the best knowledge of FAF, were participants in or otherwise entitled to benefits under the FAF 401(k) Plan on the Cut-off Date, together with a listing of each participant's Service Credits under such FAF 401(k) Plan and a listing of each account balance thereunder. FAF shall, as soon as practicable after the Distribution Date and in accordance with SECTION
7.1 hereof, provide LAC with such additional information in the possession of FAF or any of its Subsidiaries (and not already in the possession of LAC or any of its Subsidiaries) as may be reasonably requested by LAC and necessary for LAC or any of its Subsidiaries to establish and administer the LAC 401(k) Plan effectively.

         (e) LAC and FAF shall, in connection with the plan-to-plan transfer described in this SECTION 3.1, cooperate in making any and all appropriate filings required by the Commission or the IRS, or required under the Code or ERISA or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the date of the establishment of the LAC 401(k) Plan or otherwise when required by law. Further, LAC shall seek a favorable IRS determination letter that the LAC 401(k) Plan, as organized, satisfies all qualification requirements under Section 401(a) of the Code, and the transfers described in SECTION 3.1(C) shall take place as soon as practicable after the receipt of such favorable IRS determination letter. Notwithstanding the foregoing, such transfers may take place pending issuance of such favorable determination letter, upon receipt of an opinion of counsel for LAC reasonably satisfactory to FAF that the aforesaid Plan so qualifies, or that it can be made to so qualify by retroactive amendment, and that any such

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retroactive amendment shall not decrease the accrued benefit of any participant in such Plan. FAF agrees to provide to LAC's counsel such information in the possession of FAF or any of its Subsidiaries as may reasonably be requested by LAC's counsel in connection with the issuance of such opinion. FAF and LAC shall each make any necessary amendments on a retroactive basis to the FAF 401(k) Plan, or the LAC 401(k) Plan, respectively, as required by the IRS to issue the favorable determination letter described above.


                                   ARTICLE IV
                          EMPLOYEE STOCK PURCHASE PLANS

         4.1 EMPLOYEE STOCK PURCHASE PLANS.

         (a) After the date of June 30, 1998, FAF shall suspend all regular payroll deductions from the compensation of Participants (as defined in the LSI Stock Purchase Plan) under the FAF Stock Purchase Plan until such time as the Distribution is consummated. After consummation of the Distribution, FAF may, at its option, resume such deductions under the FAF Stock Purchase Plan with respect to FAF Employees.

         (b) Effective as of the Distribution Date, LAC shall take, or cause to be taken, all action necessary and appropriate to establish and administer a new stock purchase plan named the Landair Corporation Employee Stock Purchase Plan, which plan shall be substantially similar to the FAF Stock Purchase Plan and shall provide benefits thereunder after the Distribution Date for all eligible LAC Employees.


                                    ARTICLE V
                               STOCK OPTION PLANS

         5.1 INCENTIVE AND NON-QUALIFIED OPTIONS. FAF and LAC shall cooperate and take all action necessary to amend, if necessary, or otherwise provide for adjustments of outstanding awards under the FAF Stock Option and Incentive Plan, the FAF Non-Employee Director Option Plan and the FAF Non-Employee Director Award, and to adopt the LAC Stock Option and Incentive Plan and the LAC Non-Employee Director Option Plan, so that each LAC Individual and each non-employee director of FAF who will be a non-employee director of LAC and not of FAF after the Distribution shall exercise or forfeit all exercisable FAF Options held by such LAC Individual or director prior to the Distribution.

             (a) Effective immediately after the Distribution Date, the number of shares of FAF Common Stock subject to, and the exercise price of, each FAF Option which immediately prior to the Record Date is outstanding and not exercised and is held by an FAF Individual shall be adjusted by FAF so that the number of shares of FAF Common Stock subject to such FAF Option shall be multiplied by the FAF Conversion Ratio and the

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         exercise price of such FAF Option shall be divided by the FAF
         Conversion Ratio. The "FAF Conversion Ratio" shall be equal to the amount obtained by dividing (i) the average of the daily closing sales prices for a share of FAF Common Stock on the NASDAQ-NMS for the five trading days prior to the record date for the Distribution by (ii) the average of the daily closing sales prices for a share of FAF Common Stock on the NASDAQ-NMS for the five trading days immediately following the Distribution Date.

             (b) As of the Distribution Date, each FAF Option which immediately prior to the Distribution Date is outstanding and not then exercisable and is held by an LAC Individual (a "Converted Option") shall, without any action on the part of the holder thereof, be converted (the "Option Conversion") into an option to purchase shares of LAC Common Stock. As a result of the Option Conversion, each Converted Option shall provide for the purchase of a number of shares of LAC Common Stock equal to the number of shares of FAF Common Stock subject to the Converted Option prior to the Option Conversion multiplied by the LAC Conversion Ratio. In addition, the per share exercise price of such Converted Option as a result of the Option Conversion shall be equal to the per share exercise price of the Converted Option prior to the Option Conversion divided by the LAC Conversion Ratio. The "LAC Conversion Ratio" shall be equal to the amount obtained by dividing (i) the average of the daily closing sales prices for a share of FAF Common Stock on the NASDAQ-NMS for the five trading days prior to the record date for the Distribution by (ii) the average of the daily closing sales prices for a share of LAC Common Stock on the NASDAQ-NMS for the five trading days immediately following the Distribution Date.

                                   ARTICLE VI
                     WELFARE BENEFIT PLANS AND OTHER MATTERS


         6.1 WELFARE PLANS. As of the Distribution, LAC will have established, and will cover LAC Participants under, Welfare Plans and other employee welfare benefit and fringe benefit arrangements (collectively, "LAC Welfare Plans") that are substantially similar in all material respects to the Welfare Plans and other employee welfare benefit and fringe benefit arrangements maintained by FAF and its Subsidiaries (including members of the FAF Group) immediately prior to the Distribution for the benefit of LAC Participants ("FAF Welfare Plans"). The LAC Welfare Plans will be maintained in such form for a period of at least one year following the Distribution.

         (a) The LAC Welfare Plans will provide for the immediate participation of those LAC Participants who participated in the FAF Welfare Plans immediately prior to the Distribution. The LAC Welfare Plans will credit each LAC Participant for all LAC Welfare Plan purposes with all service and any other item which had been credited to or otherwise accumulated for the benefit of such LAC Participant under the FAF Welfare Benefit Plans immediately prior to the Distribution. The transition from the FAF Welfare Plans to the LAC Welfare Plans will not, in and of itself, adversely affect the LAC Participants. Without limiting the generality of the foregoing, each LAC Welfare Plan, to the extent applicable: (i) will recognize all amounts applied to deductibles,


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co-payments, out-of-pocket maximums and lifetime maximum benefits with respect to LAC Participants under the corresponding FAF Welfare Plan for the plan year that includes the Distribution and for prior periods (if applicable); (ii) will recognize all service credited to waiting periods with respect to LAC Participants under the corresponding FAF Welfare Plan; (iii) will not impose any limitations on coverage of pre-existing conditions of LAC Participants except to the extent such limitations applied to such LAC Participants under the corresponding FAF Welfare Plan immediately before such LAC Welfare Plan became effective; and (iv) will not impose any other conditions (such as proof of good health, evidence of insurability or a requirement of a physical examination) upon the participation by LAC Participants who were participating in the corresponding FAF Welfare Plan immediately before such LAC Welfare Plan became effective.

         (b) LAC and the LAC Subsidiaries will credit each LAC Employee with the unused vacation days and personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of FAF and its Subsidiaries (including members of the LAC Group) applicable to such employees in effect immediately prior to the Distribution.

         (c) From and after the Distribution, except as specifically set forth in this Agreement, LAC and the LAC Subsidiaries will be solely responsible for and will fully perform, pay and discharge, all Liabilities in respect of LAC Participants (and claims by or relating to LAC Participants) with respect to employee welfare and fringe benefits (including, without limitation, medical, dental, life, travel, accident, short-term and long-term disability, hospitalization, workers' compensation and other insurance benefits) and retiree health benefits and retiree life insurance benefit, whether under the FAF Welfare Plans, the LAC Welfare Plans or otherwise.

         (d) LAC and FAF will cooperate in making all appropriate filings required by law, implementing all appropriate communications with participants, exchanging and sharing appropriate records and taking such other actions as may be necessary or appropriate to implement the provisions of this SECTION 6.1.

         6.2 SEVERANCE PAY.

         (a) FAF and LAC acknowledge and agree that the transactions contemplated by the Distribution Agreement, this Agreement, any other Agreement or any agreement relating to the transactions contemplated by the Distribution will not constitute a severance of employment of any LAC Employee prior to or as a result of the transactions contemplated thereby, and that individuals who, in connection with the Distribution, cease to be FAF Employees and, pursuant to this

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Agreement, become LAC Employees will not be deemed to have experienced a termination, layoff or severance of employment from FAF and its Subsidiaries, in each case for purposes of any policy, plan, program or agreement of FAF or any of its Subsidiaries (including members of the LAC Group) that provides for the payment of severance, salary continuation or similar benefits.

         (b) LAC and the LAC Subsidiaries will be solely responsible for, and will fully perform, pay and discharge, all Liabilities in connection with claims by or on behalf of LAC Participants in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination (whether voluntary or involuntary) of any such person's employment after the Distribution (whether or not such claim is based on any severance policy, agreement, arrangement or program which may exist or arise under any contract, employment agreement or collective bargaining agreement or under any federal, state, local, provincial or foreign law).


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 ACCESS TO INFORMATION, COOPERATION. FAF and LAC and their authorized agents will be given reasonable access to and may take copies of all information relating to the subjects of this Agreement (to the extent permitted by federal and state confidentiality laws) in the custody of the other party, including any agent, contractor, subcontractor, agent or any other person or entity under the contract of such party. The parties will provide one another with such information necessary to administer each party's Plans. The parties will cooperate with each other to minimize the disruption caused by any such access and providing of information.

         7.2 RIGHTS OF EMPLOYEES. This Agreement is not intended to give any individual employee or former employee of FAF or LAC or any of their Subsidiaries any personal right or interest. No employee, shall have any right under this Agreement to maintain employment with FAF, LAC or any Subsidiary, become employed by FAF, LAC or any Subsidiary or accrue any benefit with respect to employment. No employee, former employee, beneficiary or dependent shall have any right to be designated as an LAC Employee or to be retained as the responsibility of FAF.

         7.3 ENTIRE AGREEMENT. This Agreement, together with the Distribution Agreement, embodies the entire Agreement and understanding of the parties with respect to the matters provided for herein and shall supersede any and all prior agreements, arrangements and understanding relating to such matters. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the parties.


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         7.4 GOVERNING LAW. The interpretation and performance of this Agreement shall be governed by the laws of the State of Tennessee without regard for the choice of law provisions thereof.

         7.5 NOTICES. All notices or other communications required or permitted under this Agreement shall be delivered by hand, mailed by certified or registered mail, postage prepaid and return receipt requested, or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:


In the case of FAF, to                       In the case of LAC, to

         Forward Air Corporation                  Landair Corporation
         430 Airport Road                         430 Airport Road
         Greeneville, Tennessee 37745             Greeneville, Tennessee 37745
         Attention: General Counsel               Attention: General Counsel


         7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.7 TERMINATION. This Agreement shall be terminated if the Distribution Agreement is terminated or if the Distribution fails to occur. If the Agreement terminates under this Section 7.7, no party shall have any liability to any person under this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.


                                           FORWARD AIR CORPORATION
                                           f/k/a Landair Services, Inc.


                                           By: /s/ Bruce A. Campbell
                                              ---------------------------------
                                           Title: President
                                                 ------------------------------


                                           LANDAIR CORPORATION


                                           By: /s/ E. R. Brown
                                              ---------------------------------
                                           Title: President
                                                 ------------------------------


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